As filed with the Securities and Exchange Commission on June 15, 2007	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAREGUIDE, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	16-1476509
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

4401 N.W. 124th Avenue

Coral Springs, FL 33065

(954) 796-3714

(Address Of Principal Executive Offices)

2007 Equity Incentive Plan

(Full Title Of The Plan)

Chris E. Paterson

President and Chief Executive Officer

CareGuide, Inc.

4401 N.W. 124th Avenue

Coral Springs, FL 33065

(954) 796-3714

(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service)

Copies to:

Aaron J. Velli, Esq. Darren K. DeStefano, Esq. Brian F. Leaf, Esq. Cooley Godward LLP One Freedom Square Reston Town Center 11951 Freedom Drive Reston, Virginia 20190-5656 (703) 456-8000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share, issuable under 2007 Equity Incentive Plan	7,000,000 shares (3)	$0.30	$2,100,000	$64.47

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such indeterminate number of additional shares of Common Stock issuable under the 2007 Equity Incentive Plan (the “Plan”) as set forth herein that may become issuable in connection with any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of Registrant’s Common Stock on June 12, 2007, as reported on the Over-the-Counter Bulletin Board, which was $0.30 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement on Form S-8 (the “Registration Statement”).

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement, the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed on April 17, 2007;

(b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 15, 2007, as amended by Form 10-Q/A filed on June 4, 2007;

(c) Current Reports on Form 8-K filed on January 8, 2007, February 21, 2007, March 26, 2007, April 4, 2007, April 18, 2007 (other than information furnished pursuant to Items 2.02 and 7.01 contained therein), May 16, 2007 (other than information furnished pursuant to Item 2.02 contained therein), May 21, 2007 and June 15, 2007, and Current Report on Form 8-K/A filed on February 20, 2007;

(d) Definitive Proxy Statement on Schedule 14A for the Registrant’s 2007 annual meeting of stockholders filed on April 30, 2007 and the additional definitive proxy soliciting materials filed on Schedule 14A on May 3, 2007 and May 23, 2007;

(e) The description of the Registrant’s common stock contained in a registration statement on Form 8-A filed on March 28, 1997, including any amendment or report filed for the purpose of updating such description; and

(f) All documents, reports and definitive proxy or information statements that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of these filings, at no cost, by writing or telephoning the Registrant at:

CareGuide, Inc.

4401 N.W. 124th Avenue

Coral Springs, FL 33065

(954) 796-3714

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item. 6. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, or the DGCL, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

The Registrant’s Certificate of Incorporation and Bylaws, each as amended, include provisions that (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law, (ii) require the registrant to indemnify its directors and officers to the fullest extent permitted by the DGCL or other applicable law and (iii) provide the registrant with the power, in its discretion, to indemnify its employees and other agents as set forth in the DGCL or other applicable law. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions of its Certificate of Incorporation and Bylaws, each as amended, are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Registrant or its stockholders, for improper transactions between the director and the registrant and for improper loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

The foregoing summary is qualified in its entirety by reference to the complete text of the DGCL and the Registrant’s Certificate of Incorporation and Bylaws.

At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit

Number	Description of Document
4.1	Certificate of Incorporation of the Registrant (1)
4.2	Certificate of Amendment to the Certificate of Incorporation of the Registrant (2)

4.3	Certificate of Amendment to the Certificate of Incorporation of the Registrant (filed herewith)
4.4	Bylaws of Registrant (3)
4.5	Specimen common stock certificate (1)
5.1	Opinion of Cooley Godward Kronish LLP
23.1	Consent of McGladrey & Pullen LLP, Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages of this Registration Statement
99.1	2007 Equity Incentive Plan (4)
99.2	Form of Option Agreement under 2007 Equity Incentive Plan (4)
99.3	Form of Stock Option Grant Notice under 2007 Equity Incentive Plan (4)
99.4	Form of Exercise Notice under 2007 Equity Incentive Plan (4)

_____________

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Annual Report on Form 10-KSB filed on March 31, 2006 and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Quarterly Report on Form 10-QSB filed on November 14, 2006 and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-1 filed on July 3, 1996 and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Current Report on Form 8-K filed on June 15, 2007 and incorporated herein by reference.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act)t hat is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities being offered therein, an the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Springs, State of Florida, on June 15, 2007.

CAREGUIDE, INC.

By: /s/ Chris E. Paterson

Chris E. Paterson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRIS E. PATERSON his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris E. Paterson Chris E. Paterson	President, Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2007

/s/ Glen A. Spence Glen A. Spence	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2007

/s/ Albert S. Waxman Albert S. Waxman, Ph.D.	Chairman of the Board of Directors	June 13, 2007

/s/ Mark L. Pacala Mark L. Pacala	Director	June 15, 2007

/s/ John Pappajohn John Pappajohn	Director	June 15, 2007

/s/ Derace L. Schaffer Derace L. Schaffer, M.D.	Director	June 15, 2007

/s/ William C. Stapleton William C. Stapleton	Director	June 15, 2007

/s/ Michael J. Barber Michael J. Barber, M.D.	Director	June 15, 2007

EXHIBIT INDEX

Exhibit

Number	Description of Document
4.1	Certificate of Incorporation of the Registrant (1)
4.2	Certificate of Amendment to the Certificate of Incorporation of the Registrant (2)

4.3	Certificate of Amendment to the Certificate of Incorporation of the Registrant (filed herewith)
4.4	Bylaws of Registrant (3)
4.5	Specimen common stock certificate (1)
5.1	Opinion of Cooley Godward Kronish LLP
23.1	Consent of McGladrey & Pullen LLP, Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages of this Registration Statement
99.1	2007 Equity Incentive Plan (4)
99.2	Form of Option Agreement under 2007 Equity Incentive Plan (4)
99.3	Form of Stock Option Grant Notice under 2007 Equity Incentive Plan (4)
99.4	Form of Exercise Notice under 2007 Equity Incentive Plan (4)

_____________

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Annual Report on Form 10-KSB filed on March 31, 2006 and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Quarterly Report on Form 10-QSB filed on November 14, 2006 and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-1 filed on July 3, 1996 and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Current Report on Form 8-K filed on June 15, 2007 and incorporated herein by reference.